UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2020

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PASSUR AEROSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-7642	11-2208938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

(203) 622-4086

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Louis J. Petrucelly resigned his positions as Senior Vice President, Chief Financial Officer of PASSUR Aerospace, Inc. (“PASSUR” or the “Company”) effective as of November 13, 2020.  In connection with Mr. Petrucelly’s resignation, PASSUR and Mr. Petrucelly have entered into a separation agreement, dated as of November 25, 2020 (the “Separation Agreement”), pursuant to which, among other things, the Company has agreed to pay Mr. Petrucelly eight (8) weeks of separation pay, at his base compensation rate in effect immediately prior to his resignation.  The Separation Agreement contains a customary release of claims.  A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Title
10.1	Separation Agreement, dated as of November 25, 2020, by and between PASSUR Aerospace, Inc. and Louis J. Petrucelly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:	/s/ Brian G. Cook
Name:	Brian G. Cook
Title:	President and Chief Executive Officer

Date:  December 1, 2020